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                                                        Exhibit 10.23



                              INVESTMENT AGREEMENT
                              --------------------

         This Investment Agreement is entered into as of June 20, 1997 by and between Sygnet Wireless, Inc., an Ohio corporation (the "COMPANY"), and Boston Ventures Limited Partnership V, a Delaware limited partnership (the "INVESTOR").

                                  Introduction
                                  ------------

         The Company wishes to sell shares of its Class A Common Stock and to use the proceeds to redeem its outstanding preferred stock and to repay temporarily certain indebtedness of Sygnet Communications, Inc., a wholly-owned subsidiary ("SCI"), and for other general corporate purposes. The Investor wishes to purchase such shares on the terms and conditions contained herein.

         Certain capitalized terms used herein are defined in Article VII of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

ARTICLE I.  THE INVESTMENT
----------  --------------

         SECTION 1.01. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, (a) the Company shall issue and sell to the Investor and the Investor shall purchase from the Company at the Initial Closing (as hereinafter defined) 3,000,000 shares of the Company's Class A Common Stock, $.01 par value, at a price per share of $15 (an aggregate purchase price of $45 million) and (b) the Investor shall purchase from the holders of record of the Company's Common Stock and from the Company (if applicable) at the Subsequent Closing (as hereinafter defined) up to 1,000,000 shares of the Company's Common Stock, $.01 par value, at a purchase price per share of $15 as more fully described in
Section 1.05.

         SECTION 1.02. PAYMENT FOR THE STOCK. The Investor shall pay in full at each Closing the purchase price for the Stock to




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be purchased at such Closing by wire transfer to an account designated in writing (a) by the Company if purchased from the Company or (b) by the Selling Stockholders (as defined below), if purchased from such Selling Stockholders.

         SECTION 1.03. THE CLOSINGS. The purchase and sale of the Stock shall take place at closings (the "CLOSINGS") to be held at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109 at the times specified below.

                  (a) INITIAL CLOSING. The initial Closing (the "INITIAL CLOSING") shall take place at 10:00 a.m. local time on (i) June 20, 1997 (the "INITIAL CLOSING DATE") or (ii) if later, the date which is five business days after the conditions to the Initial Closing specified in Article IV have been satisfied.

                  (b) SUBSEQUENT CLOSING. The subsequent Closing (the "SUBSEQUENT CLOSING") shall take place within 15 days after expiration of the offer specified in Section 1.05 on a date to be selected by the Investor, if the conditions to the Subsequent Closing specified in Article IV have been satisfied. The Subsequent Closing may occur no later than six months after the Initial Closing Date.

         SECTION 1.04. USE OF PROCEEDS FROM THE INITIAL CLOSING. The Company shall use the proceeds of the sale of the Stock received at the Initial Closing
(a) to redeem all outstanding shares of its Preferred Stock, (b) to make a capital contribution to SCI, for the purpose of enabling SCI to repay temporarily certain of its outstanding indebtedness, (c) to pay fees and expenses of the transaction contemplated by this Agreement, or (d) for general corporate purposes.

         SECTION 1.05. OFFER TO EXISTING STOCKHOLDERS. The Investor and the Company will duly perform each of its obligations hereinafter set forth in this
Section 1.05 subsequent to the Initial Closing:

                  (a) As soon as practicable after the Initial Closing, the Investor shall make an offer in writing to the holders of the Company's Common Stock to purchase for cash up to an aggregate of 1,000,000 shares of Common Stock at a price per share of $15, such offer to remain open for at least 20 business days. The Investor shall purchase all shares tendered in response to such offer up to 1,000,000 shares at the price specified. If more than 1,000,000 shares are tendered, the Investor shall purchase a total of 1,000,000 shares ratably from each tendering stockholder on the basis of the number of shares tendered by each such stockholder. Within five days after the expiration of the offer, the Investor shall notify each tendering stockholder of the number of shares to be acquired from such stockholder and the time, place and manner of the Subsequent Closing. Each tendering



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stockholder from which the Investor purchases such shares shall be referred to herein as a "Selling Stockholder". For purposes of this Section, all classes of Common Stock shall be treated as a single class.

                  (b) If less than 333,333 shares are tendered, the Investor shall purchase from the Company and the Company shall issue and sell to the Investor the number of shares of the Company's Class A Common Stock that is the difference between 333,333 shares and the number of shares actually tendered by the stockholders pursuant to this Section at a purchase price per share of $15.

                  (c) The Company shall administer, and the Investor shall cooperate in, the foregoing process in its entirety, subject to the Investor's approval, and shall bear all reasonable expenses incurred by the Investor during such process up to $35,000 in the aggregate, and shall indemnify the Investor as set forth in Section 8.02(b) to the extent permitted by that certain Trust Indenture dated as of September 26, 1996.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
-----------  ---------------------------------------------

         The Company represents and warrants to the Investor that the statements contained in this Article II are true and correct. For purposes of Sections 2.09 and 2.11, the terms Company and Subsidiary also include their respective predecessors, unless the context requires otherwise.

         SECTION 2.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio and has all necessary corporate and other power and authority to conduct its business and own its properties as now conducted and owned and as now proposed to be conducted and owned. True and correct copies of the Articles of Incorporation and Code of Regulations of the Company, with all amendments thereto, as in effect on the date hereof, have been furnished to the Investor by the Company. The Company is licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or so qualified would not result in a Material Adverse Change.

         SECTION 2.02. SUBSIDIARIES. SCI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio and has all necessary corporate and other power and authority to conduct its business and own its properties as now conducted and owned and as now proposed to be conducted and owned. True and correct copies of the Articles of



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Incorporation and Code of Regulations of SCI, with all amendments thereto, as in effect on the date hereof, have been furnished to the Investor by the Company. SCI is licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or so qualified would not result in a Material Adverse Change. SCI is the only Subsidiary of the Company. Neither the Company nor SCI is a party to any joint venture. Neither the Company nor SCI owns any legal or beneficial interest in any Person, except for the Company's ownership of SCI.

         SECTION 2.03. POWER AND AUTHORITY RELATIVE TO THIS TRANSACTION. The Company has full power and authority and has taken all required corporate and other action necessary to authorize and permit it to execute and deliver the Agreements and to issue and sell the Stock as provided in Article I, and to otherwise carry out the terms of the Agreements.

         SECTION 2.04.  CAPITAL STOCK.

                  (a) The authorized capital stock of the Company consists of
(i) 60,000,000 shares of Class A Common Stock, $.01 par value per share, of which 10,653 are outstanding, (b) 10,000,000 shares of Class B Common Stock, $.01 par value per share, of which 6,159,977 are outstanding, (c) 5,000,000 shares of Preferred Stock, of which 114,992.01 are outstanding, and (d) 10,000,000 shares of Voting Preferred Stock, $.01 par value per share, none of which are outstanding.

                  (b) Section 2.04 of the DISCLOSURE SCHEDULE sets forth a complete and accurate list of all holders of the Company's outstanding capital stock, and all options, warrants, convertible securities and other rights which may afford any Person the right to acquire shares of any class of capital stock of the Company.

                  (c) The authorized capital stock of SCI consists of 750 shares of Common Stock, $.01 par value, per share, of which 200 shares are held beneficially and of record by the Company. Except as set forth on Section 2.04 of the DISCLOSURE SCHEDULE, there are no other outstanding shares of capital stock of SCI nor any option, warrant, convertible security or other right or agreement which affords any Person the right to purchase or otherwise acquire any shares of SCI's capital stock.

                  (d) Except as set forth in Section 2.04 to the Disclosure Schedule, neither the Company nor SCI is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its equity securities and no Person has any right of first refusal or preemptive right in connection with the issuance of the Stock or with respect to any future offer,



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sale or issuance of securities by the Company, its stockholders or SCI, other than as provided in this Agreement.

                  (e) The Stock is duly authorized and, when delivered at each Closing, will be duly and validly issued and outstanding, fully paid and nonassessable, and free to the Investor of any liens, encumbrances and restrictions (other than under applicable securities laws).

                  (f) The offer and sale of all shares of capital stock or other securities of the Company (including without limitation the Company's 11.5% Senior Notes due October 1, 2006) complied with or were exempt from all federal and state securities laws. Assuming the accuracy of the representations and warranties contained in Article III, the offer and sale of the Stock will be exempt from the registration and prospectus delivery requirements of the 1933 Act and will comply with or be exempt from all state securities laws.

                  (g) Except as set forth in Section 2.04 to the DISCLOSURE SCHEDULE, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

                  (h) For purposes of section 1701.01(Z)(1) of the Ohio General Corporation Law, the purchase of the Stock hereunder is not a "control share acquisition".

         SECTION 2.05. COMPLIANCE WITH LAW, ETC. Neither the Company nor any Subsidiary is in violation of any term of its charter, code of regulations, or similar governing document, or of any agreement, instrument, judgment, decree, order, statute, or governmental rule or regulation applicable to the Company or any of its Subsidiaries, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The execution, delivery and performance of the Agreements by the Company will not result in any such violation or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to any such term. Neither the Company nor any Subsidiary is a party to or bound by any contract, indenture, agreement, order, law, rule or regulation which in any way restricts its ability to perform under the Agreements.

         SECTION 2.06. BUSINESS. Except as set forth in Section 2.06 of the DISCLOSURE SCHEDULE, (a) the Company and its Subsidiaries are engaged only in the business described in (i) the Company's 1996 Annual Report on Form 10-K for the year ended December 31, 1996; and (ii) the Company's report on Form



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10-Q for the quarter ended March 31, 1997 (collectively, the "DISCLOSURE
DOCUMENTS"), true and correct copies of which have been furnished to the Investor, and (b) the DISCLOSURE DOCUMENTS contain a complete and accurate description of the Company's and SCI's business.

         SECTION 2.07. FINANCIAL STATEMENTS. The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. The balance sheets contained in the Disclosure Documents are complete and accurate in all material respects and fairly present the financial position of the Company and its Subsidiaries as at the respective dates indicated, and in each case reflect all material liabilities, contingent or otherwise, at such dates, required by generally accepted accounting principles to be reflected therein (subject, in the case of unaudited financial statements, to year-end and audit adjustments which the Company has no reason to believe will be material). The statements of operations and cash flows contained in the Disclosure Documents are complete and accurate in all material respects and fairly present the results of operations and the changes in financial position of the Company and its Subsidiaries for the respective periods indicated (subject, in the case of unaudited financial statements, to year-end and audit adjustments which the Company has no reason to believe will be material). The information contained in the Annual Report under the heading "Selected Historical Consolidated Financial and Other Data" is true and correct in all material respects.

         SECTION 2.08. CHANGES, ETC. Except as set forth in Section 2.08 to the DISCLOSURE SCHEDULE, since March 31, 1997: each of the Company and its Subsidiaries has conducted its business only in the usual and ordinary course and there has been no (a) Material Adverse Change and no event or condition which could reasonably be expected to result in a Material Adverse Change, (b) increase in the compensation or commission rate payable by the Company or its Subsidiaries to any of its directors, any of its 5 most highly compensated officers or employees or any Affiliate thereof or any bonus or other payment (or commitment therefor) to any of its directors, any such officer or employee or any Affiliate thereof, (c) dividend, distribution, redemption, recapitalization or other transaction by the Company involving the Company's capital stock, (d) material capital expenditure or commitment therefor not in the ordinary course of business, or (e) material acquisition or disposition of assets or property or commitment therefor not in the ordinary course of business.

         SECTION 2.09. TAX RETURNS AND PAYMENTS. The Company and its Subsidiaries have correctly and timely prepared and filed all tax returns required to have been filed by it with all appropriate federal, state and local governmental agencies and



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timely paid all taxes owed by them. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments of the Company or any Subsidiary nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audit by any federal, state or local taxing authority except such as which are not material and are being contested in good faith by the Company and set forth in Section 2.09 of the DISCLOSURE SCHEDULE. All material taxes and other assessments and levies which the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party. The Company has furnished the Investor with true and correct copies of all of its and the Subsidiaries' tax returns, including any amendments, for all open years. There are no tax liens or claims pending or threatened against the Company, or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or any Subsidiary and any other corporation or entity (other than between the Company and its consolidated Subsidiaries). The tax basis of the assets of the Company by category, including the classification of such assets as being depreciable or amortizable, as reflected in its tax returns and related work papers, is true and correct in all material respects. Except as set forth in Section 2.09 of the DISCLOSURE SCHEDULE, neither the Company, its Subsidiaries nor any of the Company's stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "CODE"), that the Company or any Subsidiary be taxed as an S corporation or (b) a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

         SECTION 2.10. LITIGATION. Except as set forth in Section 2.10 of the DISCLOSURE SCHEDULE, there are no suits, proceedings or investigations pending or, to the knowledge of the Company threatened against or directly affecting the Company or its Subsidiaries, or any of their directors, officers or employees with respect to the affairs of the Company or any Subsidiary, nor, to the knowledge of the Company is there any basis for any such suit, proceeding, or investigation which is material.

     SECTION 2.11. LICENSES, ETC. The Company and its Subsidiaries have all necessary franchises, permits and licenses, including all licenses and approvals from all federal, state, and local agencies and authorities with jurisdiction over the business or affairs of the Company or any of its Subsidiaries, including, without limitation, the Federal Communications Commission (the "FCC"), and other rights to allow them to conduct their businesses and own their properties as currently owned and



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conducted and as proposed to be owned and conducted hereunder, free from any and all material restrictions, except such franchises, permits, licenses or rights the absence of which would not result in a Material Adverse Change. Neither the Company nor any Subsidiary is in violation, in any material respect, of any order or decree of any court or administrative agency, including, without limitation, the FCC, or of any law, order or regulation of any other governmental authority and neither the Agreements nor the transactions contemplated hereby will result in any such violation.

         The Company and its Subsidiaries have made all filings necessary for the commencement and completion of construction, and for the operation of their cellular telephone systems (collectively, the "Systems") as described in the Disclosure Documents. A complete listing of all of the licenses issued by the FCC or any other administrative agency to operate the Systems (the "LICENSES") is set forth on Section 2.11 of the DISCLOSURE SCHEDULE hereto. The Licenses were duly and validly issued and to the knowledge of the Company, are in full force and effect, and are valid and enforceable in accordance with their respective terms, except to the extent that the failure of the Licenses to be duly and validly issued, in full force and effect, and valid and enforceable would not result in a Material Adverse Change. Except as set forth on Section
2.11 of the Disclosure Schedule, the issuance of each License is subject to no further administrative or judicial review and, if issued by the FCC, is a Final Order (as defined below). There exists no fact or circumstance which constitutes or which, with the passage of time or the giving of notice, or both, would constitute a material default under any license or permit or would permit the grantor to cancel or cause the early termination of the Company's rights thereunder.

         The Investor will not by reason of the execution, delivery and performance of this Agreement or any of the agreements contemplated herein be subject to the regulation or control of either the FCC or any state regulatory agency governing the Licenses. The execution, delivery and performance of this Agreement or any of the agreements contemplated herein will not require the approval of the FCC or any state regulatory agency governing the Licenses.

         For purposes of this Section, a "Final Order" means an order by the FCC
(i) which has not been vacated, reversed, stayed, set aside, annulled or suspended, (ii) with respect to which no timely appeal, request for stay, or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion is pending, and (iii) as to which the time for filing any such appeal, request, petition or similar document, for the reconsideration or review by the FCC on its own motion, has expired.



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         SECTION 2.12. MATERIAL CONTRACTS. Section 2.12 of the DISCLOSURE
SCHEDULE is a complete and accurate list of all of the following kinds of contracts, agreements and arrangements (whether written or unwritten) of the Company or any Subsidiary:

                  (a) material contracts of the Company and its Subsidiaries required to be filed pursuant to Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission;

                  (b) contracts with any Executive Officer, director or stockholder, or any relative or Affiliate thereof;

                  (c) contracts under which the amount payable by the Company or any Subsidiary is dependent on the revenues or income or similar measure of the Company or any Subsidiary, in each case involving more than $500,000;

                  (d) agreements, contracts or instruments relating to the borrowing of money, the capital lease or purchase on an installment basis of any asset or the guarantee of any of the foregoing, in each case involving more than $1,000,000;

                  (e) contracts with respect to which the Company or any Subsidiary has any liability or obligation involving more than $500,000, contingent or otherwise, or which may otherwise have any material continuing effect after the date of this Agreement;

                  (f) contracts which place any material limitation on the method of conducting or scope of the business of the Company or any Subsidiary;

                  (g) agreements or instruments relating to any debt or equity securities of the Company or any Subsidiary, including without limitation stock option plans, warrants, convertible securities, loan agreements, note purchase agreements, indentures and other similar items;

                  (h) agreements for the use by the Company or any Subsidiary of spectrum of others, or for use of their spectrum by others;

                  (i) agreements relating to the name and affiliation with "Cellular One", in each case involving more than $250,000; and

                  (j) agreements and instruments effecting the Restructuring described in the Annual Report.

         The Company has furnished to the Investor copies of all such contracts (including all amendments and modifications thereto),



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or written descriptions thereof, in the case of oral contracts, and each such contract (or written description) sets forth in all material respects the entire agreement and understanding between the Company and the other parties thereto. Each such contract is valid, binding and in full force and effect, and, to the knowledge of the Company, there is no event which has occurred or exists, which constitutes or which, with notice, the happening of any event and/or the passage of time, would constitute a material default or breach under any such contract or would cause the acceleration of any obligation of any party thereto or give rise to any right of termination or cancellation thereof. The Company has no reason to believe that the parties to such contracts will not fulfill their obligations thereunder in all material respects.

         SECTION 2.13. DISCLOSURE. Neither the Agreements nor any other document, certificate or statement furnished to the Investor by or on behalf of the Company or its Subsidiaries in connection with the transactions contemplated hereby (including, without limitation, the Disclosure Documents), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made. To the knowledge of the Company, there is no fact which is material to the condition (financial or otherwise), ownership, business, performance, operations, properties or prospects of the Company and its Subsidiaries taken as a whole which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in the Agreements, the DISCLOSURE SCHEDULE or in the other documents, certificates or statements furnished to the Investor by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

         SECTION 2.14. GOVERNMENT APPROVALS. Except as set forth in Section 2.14 of the DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary is required to obtain any order, consent, approval or authorization of, or make any declaration or filing with, any governmental authority in connection with the execution, delivery and performance of the Agreements, or the offer, issue, sale and delivery of the Stock pursuant hereto.

         SECTION 2.15. PROPERTY. Except as set forth in Section 2.15 of the DISCLOSURE SCHEDULE, the Company and each Subsidiary owns, or has a valid leasehold or license interest in, all assets necessary for the conduct of its business as presently conducted and as proposed to be conducted, in each case free and clear of all liens, claims, security interests, charges and encumbrances, other than immaterial liens arising in the ordinary course of business. All of such assets are reflected on the balance sheets contained in the DISCLOSURE DOCUMENTS, except to the extent



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acquired or disposed of in the ordinary course of business after the date thereof. All material operating assets of the Company and the Subsidiaries are in good operating condition and repair, normal wear and tear excepted. The Company and each Subsidiary enjoys peaceful and quiet possession of its leased premises and has not received any notice asserting the existence of a default under any such lease or indicating that the lessor thereunder has taken action or threatened early termination of the lease. The leased and owned premises occupied by the Company or any Subsidiary are adequate for the reasonably foreseeable needs of the Company and the Subsidiaries. Except as set forth in
Section 2.15 of the DISCLOSURE SCHEDULE, (a) the ownership or use of the Company's and the Subsidiaries' premises and assets, the occupancy and operation thereof, and the conduct of the Company's and the Subsidiaries' business are in compliance in all material respects with all applicable federal, state and local laws, ordinances, regulations, standards and requirements relating to safety, health, pollution, environmental protection, hazardous substances and related matters and (b) to the knowledge of the Company, there is no material liability attaching to such premises or assets or the ownership, use or operation thereof as a result of any hazardous substance that may have been discharged on or released from such premises, or disposed of on-site or off-site, or any other circumstance occurring prior to the Initial Closing or existing as of the Initial Closing. For purposes of this Section, "hazardous substance" shall mean oil or any other substance which is included within the definition of a "hazardous substance", "pollutant", "toxic substance", "toxic waste", "hazardous waste", "contaminant" or other words of similar import in any federal, state or local environmental law, ordinance or regulation.

         SECTION 2.16. INTELLECTUAL PROPERTY. Section 2.16 of the DISCLOSURE SCHEDULE sets forth all patents, trademarks, service marks, trade names, copyrights, franchises and licenses, all royalties and license agreements, all applications therefor, and all other rights with respect to the foregoing owned or used by the Company or any Subsidiary (other than immaterial items such as licenses to use generally available software). The intellectual property and rights set forth on such Schedule include all of the foregoing necessary for the operation of the Company's and the Subsidiaries' business as now conducted and as proposed to be conducted. To the knowledge of the Company, the Company's and each Subsidiary's ownership and use of the foregoing does not infringe or conflict with the rights of others; neither the Company nor any Subsidiary is or will be obligated to make any royalty, fee or other payments in connection with its ownership or use of any patent, trademark, trade name, copyright or other intangible asset in connection with the conduct of its business as now conducted and as purposed to be conducted, except as described in Section 2.16 of the DISCLOSURE SCHEDULE. To the knowledge of the Company, except as



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set forth in Section 2.16 of the DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary has been notified of any claim by any person or entity that the Company or any Subsidiary is violating any trademark, service mark, trade name, patent or copyright, or other intangible asset or right owned by any other person or entity or that it is using any name that is confusingly similar to that of any other person or entity, and there is no basis for any such claim.

         SECTION 2.17.  EMPLOYEE BENEFIT PLANS.

                  (a) Section 2.17 of the DISCLOSURE SCHEDULE, sets forth all material employee benefit plans, agreements, commitments, practices or arrangements of any type (including, but not limited to, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or any Subsidiary for the benefit of current or former employees or directors of the Company or any Subsidiary, or with respect to which the Company or any Subsidiary has a liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA) (collectively, the "BENEFIT PLANS"). There are no material benefit plans, agreements, commitments, practices or arrangements of any type providing benefits to employees or directors of the Company or any Subsidiary, other than the Benefit Plans.

                  (b) With respect to each Benefit Plan, (other than the Health Care Plan and the Life Insurance Plan, Short Term Disability Plan and Long Term Disability Plan, each as described in Section 2.17 of the DISCLOSURE SCHEDULE, for which only item (i) has been delivered), the Company has delivered to the Investor true and complete copies of: (i) any and all plan texts and agreements;
(ii) the most recent annual report, if applicable; (iii) the most recent annual and periodic accounting of plan assets, if applicable; (iv) the most recent determination letter received from the Internal Revenue Service and (v) the most recent actuarial evaluation report, if applicable.

                  (c) With respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered and enforced in accordance with its terms and all applicable laws in all material respects; (iii) no breach of fiduciary duty has occurred with respect to which the Company, any Subsidiary or any Benefit Plan may be liable or otherwise damaged in any material respect; (iv) no material disputes are pending or threatened; (v) no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which the Company or any Benefit Plan may be liable or otherwise damaged in any material respect; (vi) all contributions, premiums, and other payment obligations have been accrued on the financial statements of the Company in accordance with generally accepted accounting principles, and, to the extent due, have been made on a timely basis, in all material respects; (vii) all contributions made or required to be made under such plan meet the requirements for deductibility under the Code; (viii) the Company has expressly reserved in itself the right to amend, modify or terminate such plan, or any portion of it, without liability to itself; (ix) no such plan requires the Company to continue to employ any employee or director.

                  (d) No Benefit Plan is, or has ever been, subject to Title IV of ERISA.

                  (e) With respect to each Benefit Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: no such plan provides medical or death benefits with respect to current or former employees or directors of the Company beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code, (ii) each such plan has been administered in compliance with Sections 601- 608 of ERISA and 4980B(f) of the Code; and (iii) no such plan has reserves, assets, surpluses or prepaid premiums.

         SECTION 2.18. INSURANCE. The Company and its Subsidiaries have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance protection reasonably believed to be adequate against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the Subsidiaries to insure.

         SECTION 2.19. AFFILIATE TRANSACTIONS. Except as set forth in Section
2.19 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement, transaction or arrangement with any of their Executive Officers, directors, stockholders, affiliates or relatives of any of the foregoing.

         SECTION 2.20. VOTING PROVISIONS. Except as contained in the Company's Articles of Incorporation and Code of Regulations, there are no agreements, voting trusts or other arrangements which contain any provision requiring, or having the effect of requiring a higher voting requirement with respect to action taken by the Company's or any Subsidiary's Board of Directors or other governing body, or the holders of its capital stock or other interests than that which would apply in the absence of such provisions.

         SECTION 2.21. BROKERS, ETC. The Company has not dealt with any broker, finder, commission agent or other similar person in connection with the offer or sale of the Stock and the transactions contemplated by this Agreement other than Lehman Bros., and the Company is under no obligation to pay any broker's fee, finder's fee, or commission in connection with such transactions except to Lehman Bros. in an amount not to exceed $1.35 million.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company that:

         SECTION 3.01. PARTNERSHIP EXISTENCE AND POWER. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary partnership power and authority to enter into and perform its obligations under this Agreement.

         SECTION 3.02. INVESTMENT INTENT. The Stock to be acquired by it is being acquired solely for its own account, for investment purposes only and, with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         SECTION 3.03. ECONOMIC RISK; SOPHISTICATION. The Investor is able to bear the economic risk of an investment in the Stock to be acquired by it, can afford to sustain a total loss on such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment.

         SECTION 3.04. AUTHORITY. The Investor has all requisite power and authority to enter into this Agreement and perform its obligations hereunder, and this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

         SECTION 3.05. BROKERS. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Investor in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and no such person it entitled to any fee, payment, commission or other consideration with respect thereto as a result of any arrangement made by the Investor.

         SECTION 3.06. LIMITED LIQUIDITY. The Investor understands that the Stock to be acquired by it may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and any state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering such securities or an available exemption from registration, such Stock may be required to be held indefinitely.

The Investor is aware that the Stock to be acquired by it may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. The Investor represents that, in the absence of an effective registration statement covering the Stock, it shall sell, transfer or otherwise dispose of such Stock only in a manner consistent with the representations set forth herein. Prior to transferring Stock pursuant to an exemption, Investor shall, upon request, provide the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that an exemption from registration is available. Investor further understands that the Stock may be transferred only in compliance with the rules and regulations of the FCC.

         SECTION 3.07. ACCREDITED INVESTOR. The Investor is an "accredited investor" as defined in Regulation D under the 1933 Act, an "institutional buyer" as defined in 950 Code of Massachusetts Regulations section 14-401(L)4(a), and an "institutional investor" as defined in section 1707.01(S) of the Ohio General Corporation Law.

         SECTION 3.08. LEGENDS. The Investor understands that the certificates representing the Stock it has agreed to purchase, and any certificate issued in transfer thereof, will bear the following legend:

                  "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. These securities may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act and under any applicable state securities laws."

         The certificates representing such Stock, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law. The Investor understands that the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any such Stock (a) if such Stock is registered under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Stock may be made without registration under the 1933 Act and applicable state securities laws or (c) such holder provides the Company with reasonable assurances that such Stock can be sold pursuant to Rule 144(k) under the 1933 Act.

         SECTION 3.09. INFORMATION. The Investor has been furnished with certain materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Stock. The Investor has been afforded an opportunity to ask questions of the Company and its Subsidiaries, and has received what the Investor believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Article II; provided, that the Investor shall promptly provide written notice to the Company if the Investor determines through its investigation that the Company is in breach in a material respect of any of its representations or warranties set forth in this Agreement.

ARTICLE IV.  CLOSING CONDITIONS
-----------  ------------------

         SECTION 4.01. CONDITIONS TO INITIAL CLOSING. The obligations of the Investor to purchase the Stock to be purchased at the Initial Closing shall be subject to the satisfaction of the following conditions at and as of the time of the Initial Closing:

                  (a) ISSUANCE OF STOCK. The Company shall have duly issued and delivered to the Investor certificates for the Stock to be issued at the Initial Closing.

                  (b) LEGAL OPINION FROM COUNSEL FOR THE COMPANY, ETC. The Investor shall have received the written opinion of Harrington & Mitchell, Ltd., counsel to the Company, and Bryan Cave LLP, FCC counsel to the Company, in the form of EXHIBIT 4.01(B) hereto.

                  (c) REPRESENTATIONS CORRECT, ETC. The representations and warranties of the Company set forth in Article II shall be true in all material respects, and Section 2.04 shall be true in all respects, at and as of the Initial Closing, as if made as of the date of the Initial Closing.

                  (d) CLOSING CERTIFICATE. The Company shall have delivered to the Investor a certificate signed by a principal officer of the Company dated the date of the Initial Closing to the effect set forth in Section 4.01(c), and stating that each of the conditions in this Article have been satisfied.

                  (e) CONSENTS AND APPROVALS. On or before the Initial Closing, the Company and its Subsidiaries shall have received all consents, approvals and authorizations of, and shall have made all declarations and filings with, any other Person, including, without limitation, any governmental authority, which are required as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Agreements, including, without limitation, the valid offer, issue, sale and delivery of the

Stock, and all such consents, approvals, authorizations, declarations and filings shall be in full force and effect at the time of the Initial Closing and none of the same shall be subject to appeal or review.

                  (f) BOARDS OF DIRECTORS. As of the Initial Closing, the Board of Directors of the Company shall consist of eleven directors, including at least two nominees of the Investor, and the Investor Directors shall comprise at least 2/11ths of the Board of Directors of each Subsidiary. If the Board has an Executive Committee or any similar committee empowered to act generally on behalf of the entire Board, no fewer than 2/11ths of the members shall be Investor Directors.

                  (g) STOCKHOLDERS AGREEMENT. The Company, the Investor, J. D. Williamson, II and Warren P. Williamson, III shall have entered into a Stockholders Agreement in the form of EXHIBIT 4.01(G) hereto (the "STOCKHOLDERS AGREEMENT").

                  (h) REGISTRATION RIGHTS AGREEMENT. The Company and the Investor shall have entered into a Registration Rights Agreement in the form of
EXHIBIT 4.01(H) (the "REGISTRATION RIGHTS AGREEMENT").

                  (i) NO LITIGATION. No action, suit, proceeding or investigation shall have been instituted or threatened which seeks to restrain, restrict or prohibit or impose penalties or damages with respect to the consummation of the transactions contemplated by the Agreements.

                  (j) HSR ACT. All necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR ACT") shall have been made and the applicable waiting period specified therein shall have expired.

                  (k) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to the Investor and its counsel.

                  (l) REDEMPTION OF PREFERRED STOCK. The Company shall have made arrangements reasonably satisfactory to the Investor to redeem the outstanding Preferred Stock in accordance with the terms of the Preferred Stock.

         If the conditions to Initial Closing set forth in this Article have not been satisfied prior to September 30, 1997, the Company or the Investor may terminate its obligations under this Agreement.

         SECTION 4.02. CONDITIONS TO SUBSEQUENT CLOSING. The obligations of the Investor to purchase the Stock at the Subsequent Closing shall be subject to the satisfaction of the following conditions at and as of the time of the Subsequent Closing:

                  (a) SECTION 4.01 CONDITIONS. Each of the conditions to the Initial Closing set forth in Section 4.01 above shall be satisfied (except that the representations contained in Section 2.04(e) shall refer only to any Stock to be issued by the Company in the Subsequent Closing), to the reasonable satisfaction of the Investor, as of the time of the Subsequent Closing, the Company shall have delivered all items referred to in Subsections (b) and (d) thereof as of the time of the Subsequent Closing, and the Company is in compliance with this Agreement.

                  (b) STOCKHOLDER SHARES. Each of the Selling Stockholders shall have tendered certificates representing duly issued and outstanding shares of capital stock of the Company for which they hold good, marketable and unencumbered title ("TENDERED SHARES"), duly endorsed for transfer or with duly executed stock powers attached.

                  (c) STOCKHOLDER REPRESENTATIONS. Each Selling Stockholder shall represent and warrant to the Investor, and shall deliver a certificate to the Investor to such effect, that each of the following statements is true and correct as of the date thereof:

                           (i)   TITLE.  Such Selling Stockholder is the record
and beneficial owner of the Tendered Shares. Such Selling Stockholder has good, marketable and unencumbered title to the Tendered Shares being sold by such Selling Stockholder hereunder and full legal right, power and authority to sell, transfer, assign and deliver such Tendered Shares as herein agreed. The Investor will, on transfer and delivery of the Tendered Shares at the Subsequent Closing, acquire good and marketable title to such Tendered Shares, free and clear of any liens, encumbrances, security interests, claims of other persons or restrictions on transfer other than restrictions under generally applicable securities laws and other than liens, encumbrances, security interests, claims of other persons or restrictions on transfer caused by actions of the Investor. Such Selling Stockholder has not granted any option or right, and is not a party to any other agreement, which requires, or upon the passage of time or payment of money, or occurrence of any other event, may require such Selling Stockholder to transfer any of the Tendered Shares being sold by such Selling Stockholder to anyone other than the Investor.

                           (ii)  DUE ISSUANCE.  The Tendered Shares held by
such Selling Stockholder are duly authorized, validly issued, and fully paid and nonassessable.

                           (iii) AUTHORIZATIONS OR APPROVALS.  No consents,
authorizations or approvals are required to permit such Selling Stockholder to sell the Tendered Shares to the Investor.

                  (d) ADDITIONAL COMPANY SHARES. In the event the Company issues Stock at the Subsequent Closing pursuant to Section 1.05, the Company shall have duly issued and delivered to the Investor certificates for the Stock to be issued at the Subsequent Closing.

ARTICLE V.  GENERAL COVENANTS OF THE COMPANY

         The Company will duly perform and observe each and all of the covenants and agreements hereinafter set forth in this Article V (i) prior to the Initial Closing, in the case of Section 5.01, and (ii) subsequent to the Initial Closing, in the case of each other Section:

         SECTION 5.01. COVENANTS PENDING INITIAL CLOSING. Prior to the Initial Closing, the Company will use its best efforts to (a) cause the Company and its Subsidiaries to conduct their businesses and affairs in such a manner as to cause the representations and warranties specified in Article II to be true and correct at all times, and (b) cause the conditions to the Initial Closing specified in Article IV to be satisfied. In particular, the Company will file, or cause to be filed, all reports and notifications required under the HSR Act and will respond promptly to any second request or other inquiry with respect thereto.

         SECTION 5.02. REPORTS. The Company will furnish to the Investor the following reports:

                  (a) MONTHLY REPORTS. As soon as available and in any event within 30 days after the end of each fiscal month of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating (which for purposes of this Agreement shall mean by System or business unit consistent with current Company practice) statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such month, in the case of statements of operations setting forth in comparative form the corresponding figures for the same period of the current approved budget, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

                  (b) QUARTERLY REPORTS. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

                  (c) ANNUAL REPORTS. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of Ernst & Young or other "Big 6" independent certified public accountants selected by the Company and reasonably satisfactory to the Investor.

                  (d) AUDIT REPORTS. As promptly as practicable and in any event within five days after receipt thereof, copies of all reports (including, without limitation, audit reports and so-called management letters) or written comments submitted to the Company or any of its Subsidiaries by independent certified public accountants or other management consultants in connection with each annual, interim or special audit in respect of the financial statements or the accounts or the financial or accounting systems or controls of the Company or any Subsidiary made by any such accountants or other management consultants;

                  (e) BUDGET. For each fiscal year of the Company, the Company shall prepare a monthly and annual operating plan and budget, covenant compliance calculations for all outstanding and projected indebtedness, cash flow projections and profit and loss projections for the Company and its Subsidiaries, all in reasonable detail (collectively, the "BUDGET") for such fiscal year. The Company shall furnish the Investor the Budget promptly after its completion, but in any event prior to the beginning of each such fiscal year, and shall furnish to the Investor any material changes thereto promptly after such changes have been made.

                  (f) SECURITIES FILINGS, ETC. As promptly as practicable and in any event within five days after the same are issued or filed, copies of (i) all press releases issued by the Company or any Subsidiary, and all notices, proxy statements, financial statements, reports and documents as the Company or any Subsidiary shall send or make available generally to its stockholders (other than the Company, in the case of any Subsidiary) or to financial analysts, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any Subsidiary furnishes or files, or any officer or director of the Company or any of its Subsidiaries furnishes or files with respect to the Company or any of its Subsidiaries, with the Securities and Exchange Commission (the "SEC") or any Securities Exchange.

                  (g) MATERIAL ADVERSE CHANGES. As promptly as practicable and in any event within five days after any Executive Officer of the Company obtains knowledge of the existence of any condition or event (including, without limitation, the filing of any litigation against or the commencement of any proceeding or investigation involving the Company or any Subsidiary), which has resulted in, or could reasonably be expected to result in, a Material Adverse Change written notice specifying in reasonable detail the nature of such condition or event and what action the Company proposes to take with respect thereto.

                  (h) OTHER INFORMATION. Such other information relating to the Company or its Subsidiaries as from time to time may reasonably be requested by the Investor.

                  (i) Prior to its receipt of any such non-public information pursuant to this Section 5.02, the Investor will execute an agreement containing customary provisions with respect to the use and confidentiality of such information.

         SECTION 5.03. INSPECTION. The Company will permit any Person designated by the Investor, on reasonable notice and during normal business hours, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their books, records and other materials relating thereto (and to make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts with, and to be advised as to the same by, its and their officers, employees, counsel and independent certified public accountants provided that the Investor has executed an agreement containing customary provisions with respect to the use and confidentiality of such information.

         SECTION 5.04. CORPORATE EXISTENCE. The Company shall, and shall cause each Subsidiary to, maintain its corporate existence, foreign qualifications, and all rights, permits, licenses and authorizations material to its business unless a majority of the Company's Board of Directors, including at least one Investor Director, shall determine otherwise.

         SECTION 5.05.  BOARDS OF DIRECTORS.

                  (a) SIZE, ETC. To the extent of its powers under the Ohio General Corporation Law, the Company shall not permit the Board or the board of directors of SCI or any other Subsidiary to be classified, and directors shall not have different rights, except as provided in the Articles of Incorporation or Code of Regulation of the Company at the date hereof.

                  (b) BOARD REPRESENTATION. The Investor shall be entitled to designate the greater of (i) two members of the Board and (ii) and the minimum number of members of the Board which will cause the nominees of the Investor to constitute not less than 2/11ths of the members of the Board. The Company will cause each such designee to be included among the nominees who are recommended for election as directors by management of the Company, at each meeting of the Company's stockholders at which directors of the Company are proposed to be elected (or, if the terms of directors are staggered, at each meeting at which it is necessary to elect one or more designees of the Investor in order to insure that the number of designees of the Investor specified in the first sentence of this Subsection will serve on the Board at all times). The Company will also cause a special meeting of its Board to be held as soon as practicable after the creation of any vacancy on the Board arising out of the death, resignation, removal or other similar occurrence of a designee of the Investor, or any increase in the number of members of the Board which would entitle the Investor to designate another director pursuant to the first sentence of this Subsection, to fill such vacancy with a designee of the Investor or to add one or more additional designees of the Investor, as appropriate, so that the proper number of designees of the Investor will at all times serve as directors of the Company.

                  (c) SUBSIDIARY BOARDS. The Company shall at all times cause the board of directors of each Subsidiary to consist of not less than 2/11ths representation by the Investor Directors.

                  (d) MEETINGS. The Company will take such action as shall be required to cause the Board to meet not less often than quarterly, and will give each director at least 3 days prior notice of the time and place of any meeting.

                  (e) INDEMNIFICATION; INSURANCE. The Company shall maintain in effect a directors and officers liability insurance policy covering the designees of the Investor to the Board and the boards of directors of each Subsidiary, providing at least the same coverage as for the other directors of the Company.

                  (f) COMMITTEES. Neither the Board nor the boards of directors of the Subsidiaries shall have an Executive Committee or any similar committee empowered to act generally on behalf of the Board or the Subsidiaries' boards of which fewer than 2/11ths of the members are Investor Directors.

         SECTION 5.06. VENTURE CAPITAL EXCEPTION. Until six months following such time as the Investor no longer holds at least 20% of the Stock, (a) the Investor shall be permitted to consult on a regular basis with the Company's management with respect to the business and affairs of the Company and, if requested by the Investor, exercise other "management rights" as may be necessary to qualify the securities of the Company owned by the Investor as a "venture capital investment" within the plan asset regulations under ERISA (Department of Labor Regulation 2510.3-101) (the "PLAN ASSET REGULATIONS"), it being agreed that all the rights of the Investor under this Agreement and all rights which the Investor may then have with respect to the management of any other companies in which such Investor holds investments shall be considered in determining whether the Investor is permitted to exercise "management rights" to the extent required under such regulations for venture capital investments, and
(b) the Company will not take any action that would cause it to cease to be an "operating company" within the meaning of the Plan Asset Regulations.

         SECTION 5.07. EXPENSES. The Company will bear all reasonable expenses of the Investor relating to the transactions contemplated by the Agreements, including the negotiation, preparation, execution, amendment, waiver and enforcement thereof, and including without limitation, the reasonable fees and disbursements of counsel and FCC counsel to the Investor but excluding the fees and expenses of the Walter Group.

         SECTION 5.08. NO CONFLICTING AGREEMENTS. The Company will not, and will not permit its Subsidiaries to, take any action, enter into any agreement or make any commitment which would conflict or interfere in any material respect with the obligations to the Investor under the Agreements.

         SECTION 5.09. INSURANCE. The Company shall, and shall cause each Subsidiary to, have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the Subsidiaries to insure.

         SECTION 5.10. COMPLIANCE WITH LAWS. The Company will use reasonable efforts, and will cause each of its Subsidiaries to use reasonable efforts to, comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

         SECTION 5.11. AFFILIATE TRANSACTIONS. The Company shall not, and shall not permit any Subsidiary to buy, sell or lease any assets, borrow or lend any money, or deal with or enter into any other transactions or agreements with any stockholders, officer or director, or any relative or Affiliate of any of the foregoing, other than (a) as expressly contemplated by this Agreement or any other agreement contemplated hereby, (b) those that are (i) fully disclosed in advance to the Board of Directors, and (ii) approved by a disinterested majority of the Board, including at least one Investor Director, (c) the purchase of advertising in the ordinary course of business, with affiliated radio and television stations on terms no more favorable to such radio and television stations than are generally obtained by them from unaffiliated third parties, or
(d) those that are (i) on terms no less favorable to the Company or any Subsidiary than could have been obtained from an unaffiliated third party and
(ii) involve less than $100,000 annually, in the aggregate.

         SECTION 5.12. AMENDMENTS TO CHARTER, ETC. To the extent permitted by Ohio General Corporation Law, without the prior approval of at least one Investor Director, the Company shall not, and shall not permit any Subsidiary to, amend its Code of Regulations or amend its Articles of Incorporation.

         SECTION 5.13. MERGERS. Without the prior approval of at least one Investor Director, the Company shall not, and shall not permit any Subsidiary to, (a) merge or consolidate with any person or entity, other than a wholly-owned Subsidiary in a transaction in which the Company is the surviving corporation and in which its Articles of Incorporation are not altered, (b) sell, lease (as lessor) or otherwise dispose of all or any substantial portion of its assets, (c) sell, transfer or otherwise dispose of capital stock of any Subsidiary or (d) enter into any joint venture, partnership or similar arrangement in which the amount involved, taken in the aggregate with any arrangements or transactions contemplated by Sections 5.13(d) and 5.16(a), exceeds $10 million in any twelve month period, other than any joint venture, partnership or similar arrangement in the ordinary course of business.

         SECTION 5.14. DIVIDENDS. Without the prior approval of at least one Investor Director, the Company shall not pay or declare any dividend or make any distribution of money or other property on account of any of its capital stock, or accord any other payment, benefit or preference to any share of capital stock, other than pro rata dividends payable solely in shares of Common Stock.

         SECTION 5.15. REDEMPTIONS. Without the prior approval of at least one Investor Director, the Company shall not, and shall not permit any Subsidiary to, purchase, redeem or otherwise acquire any share of its capital stock, or any options, warrants, convertible securities or other rights to acquire capital stock other than (a) the redemption of the Preferred Stock in accordance with its terms using the proceeds of the issuance of the Stock to be purchased at the Initial Closing, or (b) repurchases of shares from employees or former employees of the Company, other than any party to the Stockholders Agreement, PROVIDED that such repurchases have been approved by the Board and the aggregate amount spent annually to repurchase such shares shall not exceed $250,000.

         SECTION 5.16. ACQUISITIONS AND INVESTMENTS. Without the prior approval of at least one Investor Director, the Company shall not, and shall not permit any Subsidiary to:

                  (a) make any acquisition of stock or assets, or make any investment in or with any other entity, other than in the ordinary course of the Company's or any Subsidiary's business, except for acquisitions (including acquisitions effected by merger) in which the amount involved, together with any other arrangements or transactions contemplated by Section 5.13(d) and 5.16(a), does not exceed $10 million in any twelve month period (including purchase price, assumption of liabilities and other acquisition costs, however characterized), in the cellular telephone business; or

                  (b) make any loan or advance to any person or entity other than in the ordinary course of the Company's or any Subsidiary's business.

         SECTION 5.17. DEBT FINANCING. Without the prior approval of at least one Investor Director, the Company will not, and will not permit any Subsidiary to, (a) enter into any new debt financing arrangement or (b) materially modify the principal amount under any existing debt financing arrangement, involving borrowed money, capital leases, installment purchases or guarantees, in excess of $30 million in each case.

         SECTION 5.18. EQUITY FINANCING. Without the approval of at least one Investor Director, the Company will not, and will not permit any Subsidiary to, issue any shares of capital stock, or any options, warrants, convertible securities or other rights to acquire capital stock, other than the issuance or grant of not more than 1,000,000 shares of Common Stock or rights thereto pursuant to the Company's 1996 Stock Option Plan and not more than 250,000 shares of Common Stock or rights thereto pursuant to the Company's 1996 Stock Option Plan for Non-Employee Directors (less all such rights outstanding on the date hereof or shares of stock issued under such plans or upon exercise of rights previously granted thereunder), without duplication, adjusted appropriately for any stock splits, stock dividends, combination or the like.

         SECTION 5.19 REGISTRATION. Without the approval of at least one Investor Director, the Company will not, and will not permit any Subsidiary to, register shares of capital stock or any options, warrants, convertible securities or other rights to acquire capital stock pursuant to the 1933 Act except (a) pursuant to the Registration Rights Agreement, (b) registration of shares issued under currently existing employee benefit plans on Form S-8 and similar or successor forms or (c) pursuant to the request of the holders of at least 30% of the then current outstanding Common Stock and involving a registration of the Company's common stock with an anticipated aggregate offering price of at least $25,000,000, net of underwriting fees, discounts and expenses.

         SECTION 5.20. KEY EMPLOYEE COMPENSATION. Without the prior approval of at least one Investor Director, the Company (a) will not hire or terminate, any of the 5 most highly compensated employees of the Company (including, in any case, Albert H. Pharis, Jr., Craig T. Sheetz, William Zlotnick and Gregory T. Pauley), or (b) materially change the compensation, benefits, stock, option or other equity arrangements of any of (i) J. D.

Williamson, II, (ii) Warren P. Williamson, III, (iii) any person holding directly or indirectly, at least 5% of the Company's fully-diluted outstanding capital stock, or (iv) relatives or Affiliates of any of the foregoing.

         SECTION 5.21. LINE OF BUSINESS. Without the prior approval of at least one Investor Director, the Company shall not, and shall not permit any Subsidiary to, engage in any line of business other than the businesses in which the Company and the Subsidiaries are currently engaged, as described in the Annual Report.

         SECTION 5.22. SURVIVAL OF COVENANTS. (a) Except as set forth in (b) below, the covenants set forth in this Article V, other than in Section 5.06, shall survive until such time as the Investor beneficially owns or holds less than 40% of the Stock, and thereafter shall be void and of no further effect.

                  (b)  The covenants set forth in Sections 5.09, 5.10, 5.11 and
5.14 through 5.21 shall survive until the closing of a public offering of the Company's Common Stock registered under the 1933 Act and resulting in proceeds to the Company of at least $25,000,000 (net of underwriting fees, discounts and expenses), and thereafter shall be void and of no further force and effect.

ARTICLE VI.  NEW ISSUANCE OF STOCK OR RIGHTS
-----------  -------------------------------

         SECTION 6.01. RIGHT OF FIRST REFUSAL. If the Company (including, for purposes of this Article, any Subsidiary) proposes to issue for cash or notes any capital stock or any security convertible into, exchangeable for or having rights to purchase capital stock, the Company shall first offer in writing to sell to the Investor a pro rata portion (calculated as a percentage, the numerator of which is the Common Stock held by the Investor and the denominator of which is all outstanding Common Stock at the time of such offer) of the securities proposed to be issued (the "Offered Securities"). Such offer shall describe the securities proposed to be issued and specify the quantity, price (which shall be in U.S. dollars) and the payment terms. If within 15 days after receipt of such offer the Investor accepts the same in writing as to all or a lesser amount of the Offered Securities, then the Company shall sell all, or such lesser amount, as the case may be, of the Offered Securities as the Investor may specify, to the Investor upon the terms specified. Such sale shall occur within 60 days thereafter.

         SECTION 6.02. SALE TO THIRD PARTY. The Company shall be free to sell at any time prior to 120 days after the date an offer pursuant to Section 6.01 was made, the quantity of such securities not agreed by the Investor to be purchased by it at a price no less favorable to the Company than that specified in such offer and on terms no less favorable to the Company than those specified in such offer. If such sale is not consummated within the time specified in the preceding sentence, the Company shall not sell such securities without again complying with Section 6.01.

         SECTION 6.03. EXCLUDED TRANSACTIONS. The following transactions shall be excluded from the restrictions of this Article:

                  (a) any issuance to an employee, director or consultant of the Company of Common Stock or rights to purchase Common Stock and as part of the Company's 1996 Stock Option Plan and 1996 Stock Option Plan for Non-Employee Directors, provided that, without the prior approval of at least one Investor Director, not more than 1,000,000 shares and 250,000 shares, respectively, of Common Stock or rights thereto (less all such rights outstanding as of the date hereof or shares of stock issued under such plans or upon exercise of shares previously granted thereunder), adjusted appropriately for any stock dividends, stock splits, combinations or the like, may be excluded pursuant to this Subsection;

                  (b) any issuance of Common Stock to all holders of all classes of Common Stock, pro rata to the number of shares held by each; and

                  (c) any issuance of securities upon the exercise of options or warrants outstanding on the date hereof or other rights which were not issued in violation of the terms of this Article.

                  (d) any issuance of securities in connection with any loan or debt financing arrangements;

                  (e) any issuance of securities in a public offering registered under the 1933 Act; and

                  (f) any issuance of capital stock by a Subsidiary to the Company.

         SECTION 6.04. SURVIVAL OF RIGHT OF FIRST REFUSAL. The obligations set forth in this Article VI shall survive until such time as the Investor beneficially owns or holds less than 40% of the Stock, and thereafter shall be void and of no further effect.

ARTICLE VII.  DEFINITIONS

         The terms defined in this Article VII, whenever used and capitalized in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

         AFFILIATE: shall have the meaning given to it in the Rules promulgated under the 1933 Act.

         AGREEMENTS: shall mean this Agreement, the Stockholders Agreement, the Registration Rights Agreement and each of the other agreements and instruments contemplated to be executed in connection with the transactions contemplated by this Agreement.

         BENEFIT PLANS: shall have the meaning specified in Section 2.17.

         BOARD: the Board of Directors of the Company.

         BUDGET:  shall have the meaning specified in Section 5.02.

         CLOSINGS:  shall have the meaning specified in Section 1.03.

         CODE:  shall have the meaning specified in Section 2.09.

         COMMON STOCK: shall mean the Class A and Class B Common Stock, $.01 par value per share, of the Company, or, after the Initial Closing, such other generally held class of common stock of the Company as may be outstanding from time to time.

         COMPANY: shall have the meaning set forth at the beginning of this Agreement.

         DISCLOSURE DOCUMENTS: shall have the meaning specified in Section
2.06.

         DISCLOSURE SCHEDULE: shall mean the separate Disclosure Schedule delivered by the Company to the Investor on the date hereof, and certified by the Company to be the Disclosure Schedule referred to herein.

         ERISA:  shall have the meaning specified in Section 2.17.

         EXECUTIVE OFFICER: shall mean the five (5) most highly compensated employees of the Company.

         FCC:  shall have the meaning specified in Section 2.11.

         FINAL ORDER: shall have the meaning specified in Section 2.11.

         HSR ACT: shall have the meaning specified in Section 4.09.

         INITIAL CLOSING: shall have the meaning specified in Section 1.03(a).

         INVESTOR: shall mean Boston Ventures Limited Partnership V unless it transfers 55% or more of the Stock in a single transaction approved by the Company's Board of Directors, if transferred within five years of the date hereof, which approval shall not be unreasonably withheld, to another Person or entity in which case Investor thereafter shall mean such Person provided, however, that Boston Ventures shall notify the Company at least 30 days prior to any such transfer; and provided, further, that without the prior approval of the Company's Board of Directors, no such transfer shall be to a Person that has a material cellular telephone or similar service operating presence in or contiguous to the areas served by the Company or its Subsidiaries, or to any Affiliate of such a Person; and provided further that any Investor other than Boston Ventures Limited Partnership V must beneficially own and hold at least 55% of the Stock to be entitled to the rights of the Investor herein. There shall be only one Investor at any time for purposes of this Agreement and if there is such transfer of the Stock, such transferee shall be deemed to be the Investor without further action.

         INVESTOR DIRECTOR: shall mean a member of the Board designated by the Investor pursuant to the Stockholders Agreement.

         KNOWLEDGE OF THE COMPANY: shall mean that any Executive Officer or director of the Company has actual awareness or knowledge of such matters.

         LICENSES:  shall have the meaning specified in Section 2.11.

         LOSSES:  shall have the meaning specified in Section 8.02.

         MATERIAL ADVERSE CHANGE: shall mean a material adverse change in any of (a) the condition (financial or otherwise), business, ownership, performance, operations, properties or prospects of the Company and its Subsidiaries taken as a whole; (b) the ability of the Company or any Subsidiary to perform any of their material obligations under the terms of the Agreements; or (c) the rights and remedies of any Investor under the Agreements.

         1933 ACT: shall mean the Securities Act of 1933, as amended.

         1934 ACT: shall mean the Securities Exchange Act of 1934, as amended.

         OFFERED SECURITIES: shall have the meaning specified in Section 6.01.

         PERSON: shall mean an individual, partnership, corporation, trust, unincorporated association, joint venture or other entity of any nature.

         PLAN ASSET REGULATIONS: shall have the meaning specified in Section
5.05.

         PREFERRED STOCK: shall mean the Company's redeemable Series A Senior Cumulative Nonvoting Preferred Stock, $.01 par value per share.

         REGISTRATION RIGHTS AGREEMENT: shall have the meaning specified in
Section 4.08.

         SCI: shall have the meaning specified in the Introduction hereto.

         SEC:  shall have the meaning specified in Section 5.02(f).

         SECURITIES EXCHANGE: shall mean any national or regional securities exchange including without limitation the NASDAQ Stock Market.

         SELLING STOCKHOLDER shall have the meaning specified in Section 1.05.

         STOCK: shall mean the Common Stock issued to the Investor hereunder, together with any stock or other securities issued as a dividend or distribution thereon, any securities issued to the Investor in substitution therefor or in connection with any merger, consolidation, reorganization, recapitalization or other transaction affecting the Common Stock.

         STOCKHOLDERS AGREEMENT: shall have the meaning specified in Section
4.07.

         SUBSEQUENT CLOSING: shall have the meaning specified in Section
1.03(b).

         SUBSIDIARY: shall mean as to any Person, a corporation or other Person of which more than fifty percent of the outstanding capital stock (or other beneficial interest) is at the time directly or indirectly owned or controlled by such Person.

         SYSTEMS:  shall have the meaning specified in Section 2.11.

         TENDERED SHARES: shall have the meaning specified in Section 1.05.

ARTICLE VIII.  MISCELLANEOUS
-------------  -------------

         SECTION 8.01. NOTICES. All notices to a party hereunder shall be in writing and shall be deemed to have been adequately given if delivered in person, by facsimile transmission with receipt acknowledged or by delivery by a recognized courier for overnight delivery, or mailed, certified mail, return receipt requested, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto).

         The Company:       Sygnet Wireless, Inc.
                            6550-B Seville Drive
                            Canfield, Ohio 44406
                            Attention: Craig T. Sheetz
                            Fax:  (330) 565-9557

         With a copy to:    William Bavinger, Esquire
                            Byran Cave LLP
                            700 13th Street, N.W.
                            Washington, D.C. 20005
                            Fax:  (202) 508-6200

         The Investor:      Boston Ventures Limited Partnership V
                            21 Custom House Street
                            Boston, Massachusetts  02110
                            Attention: John Hunt
                            Fax:  (617) 737-3709

         With a copy to:    Stephen M. L. Cohen, Esquire
                            Choate, Hall & Stewart
                            Exchange Place
                            Boston, Massachusetts  02109
                            Fax: (617) 248-4000

         SECTION 8.02. INDEMNIFICATION. (a) The Company shall indemnify the Investor and each of its partners, Affiliates, successors and assigns from and against all losses, claims, damages, expenses (including reasonable attorneys fees) and liabilities, and actions in respect thereof (collectively "LOSSES"), resulting from or arising out of or relating to any misrepresentation or breach of any warranty or representation made by the Company herein, or the failure to comply with or nonfulfillment of any covenant or agreement by the Company or any Subsidiary under the Agreements, except such as may have been disclosed by the Company to, and specifically waived by, the Investor in writing.

                  (b) To the extent permitted by that certain Trust Indenture dated as of September 26, 1996, the Company shall indemnify the Investor and each of its partners, Affiliates, successors and assigns from and against all Losses resulting from or arising out of or relating to the purchase of Common Stock from the Selling Stockholders, except to the extent such Losses result from, arise out of, or relate to, the gross negligence or willful misconduct of the Investor or a general decline in value of the Company or the Common Stock purchased by the Investor at the Subsequent Closing.

                  (c) The Investor shall indemnify the Company and each of its partners, Affiliates, successors and assigns from and against all Losses resulting from or arising out of or relating to any misrepresentation or breach of any warranty or representation made by the Investor herein, or the failure to comply with or nonfulfillment of any covenant or agreement by the Investor under the Agreements, except such as may have been disclosed by the Investor to, and specifically waived by, the Company in writing.

         SECTION 8.03. NO WAIVER. No failure to exercise and no delay in exercising, on the part of the Investor, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.04. AMENDMENTS AND WAIVERS, ETC. Except as hereinafter provided, this Agreement may be modified or amended by a writing signed by the Company and the Investor. No waiver of any term or provision hereof shall be effective unless made in the same manner as an amendment of such term or provision.

         SECTION 8.05. SURVIVAL OF AGREEMENTS, ETC. Except as otherwise provided herein or therein, all agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Closings and any investigation at any time made by or on behalf of the Investor. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Company.

         SECTION 8.06. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard for its conflicts of laws principles). The descriptive headings of the several Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 8.07. BINDING EFFECT AND BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs and successors.

         SECTION 8.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and with counterpart signature pages (including signature pages signed and delivered by facsimile transmission), and all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                       SYGNET WIRELESS, INC.

                                       By____________________________________
                                                               (Title)

                                       BOSTON VENTURES LIMITED PARTNERSHIP V
                                       By Boston Ventures Company V, L.L.C.,
                                          its general partner

                                       By____________________________________

                                                               (Title)